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                                  EXHIBIT 21

                            AMSOUTH BANCORPORATION
                             LIST OF SUBSIDIARIES

The following is a list of all subsidiaries of AmSouth and the jurisdiction in which they were organized. Each subsidiary does business under its own name.

        Name                                Jurisdiction Where Organized
        ----                                ----------------------------

    AmSouth Bank of Alabama                 Alabama
      Fifth Avenue Realty Company           (unincorporated joint venture)
      AmSouth Leasing Corporation           Alabama
      AmSouth Investment Services, Inc.     Alabama
      First Gulf Insurance Agency, Inc.     Alabama
      National Properties and Mining
        Company, Inc.                       Delaware
      AmSouth Realty, Inc.                  Delaware
      AmSouth Riverchase, Inc.              Alabama

    AmSouth of Louisiana, Inc.              Louisiana

    Alabanc Properties, Inc.                Delaware

    AmSouth Bank of Florida                 Florida
      AmSouth Insurance Agency, Inc.        Florida
      AmSouth Retirement Services, Inc.     Florida
      Fortune Mortgage Corporation          Florida
      Service Mortgage and Insurance
        Agency, Inc.                        Florida

    AmSouth Bank of Georgia                 Georgia

    AmSouth Bank of Tennessee               Tennessee
      FMLS, Inc.                            Tennessee

    AmSouth Bank of Walker County           Alabama

    MSF Management Corp.                    Florida

    Trivest Enterprises, Inc.               Florida

    Fortune Equity Corporation              Florida
      First Clearwater Corporation          Florida